UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     July 12, 2010

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1507 Pine Street, Boulder, CO  80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.03.       AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

   Effective July 12, 2010, the Company’s Board of Directors approved an Amendment to Articles of Incorporation of the Company to authorize a new series of preferred stock designated Series E Convertible Preferred Stock. The authorization of the Preferred Stock did not require shareholder approval.

    Article IV of the Company’s Articles of Incorporation provides authority to issue ten million (10,000,000) shares of Preferred Stock of the par value of $.01 per share.  The Amended and Restated Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock of Global Casinos, Inc., was filed with the Utah Secretary of State on July 19 , 2010 which authorizes six hundred thousand ( 60 0,000) shares of the Company’s authorized Preferred Stock to be designated as Series E Convertible Preferred Stock, having a stated value of $0.25 per share.

      The Amended and Restated Certificate increases the number of shares of Series E Convertible Preferred Stock authorized to be issued to 600,000.   The specific terms and rights of the Series E Convertible Preferred Stock are as set forth in the Amended and Restated Certificate of Designations, Preferences, and Rights of Series E Convertible Preferred Stock of Global Casinos, Inc., attached hereto as Exhibit 3.1

ITEM 9.01:      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibit

Item	Title

3.1	Amended and Restated Certificate of Designations, Preferences, and Rights of Series E Convertible Preferred Stock of Global Casinos, Inc.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc. (Registrant)

Dated: July _19, 2010	__/s/ Clifford L. Neuman_ Clifford L. Neuman, President

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